STEWARDSHIP FINANCIAL CORPORATION

                             1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

SECTION 1. Purpose

     The Stewardship Financial Corporation 1995 Stock Option Plan For Non-Employee Directors (the "Plan") is hereby established to foster and promote the long-term success of Stewardship Financial Corporation (the "Corporation") and its shareholders by providing directors who are not employees with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors and in aligning the interests of non-employee directors of the Corporation more closely with the interests of the Corporation's shareholders.

SECTION 2. Definitions

     Capitalized terms not specifically defined elsewhere herein shall have the following meanings:

     "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Board" shall mean the Board of Directors of the Corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Committee" shall mean a committee of the Board, which shall consist of two
(2) or more directors of the Board to administer the Plan and perform the functions set forth herein.


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     "Common Stock" or "Stock" shall mean the common stock, no par value, of the
Corporation.

     "Corporation" shall mean Stewardship Financial Corporation and any present or future subsidiary corporations of Stewardship Financial Corporation. (as defined in Section 424 of the Code) or any successor to such corporations.

     "Disability" shall mean permanent and total disability which if the Non-Employee Director were an employee of the Corporation would be treated as a total disability under the term of the Corporation's long-term disability plan for employees as in effect from time to time.

     "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time; provided, however, if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average of the high and low prices reported in the consolidated reporting system, or the average of the bid and asked prices (if the shares of Common Stock are over the counter securities), on the business day immediately preceding the date in question, as reported on the NASDAQ system.

     "Non-Employee Director" shall mean a member of the Board who is not a common law employee of the Corporation.

     "Plan" shall mean the Stewardship Financial Corporation 1995 Stock Option Plan for Non-Employee Directors.


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     "Stock Option" or "Option" shall mean a right to purchase Common Stock of the Corporation granted to a Non-Employee Director pursuant to the Plan which is not intended to be an incentive stock option under Section 422 of the Code.

SECTION 3. Administration

     (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote, or by unanimous written consent of its members.

     (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

          (i) to construe and interpret the Plan and the Stock Options granted thereunder and to establish, amend and revoke rules, regulations, guidelines and practices for the administration of the Plan as it shall from time to time consider advisable, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Stock Option, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective; provided, however, that the Committee shall have no discretion with respect to designating (x) the recipient of a Stock Option, (y) the number of shares of Common Stock that are subject to a Stock Option, or (z) the exercise price for a Stock Option. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Corporation and the Non-Employee Directors; and


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          (ii) to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Corporation with respect to the Plan.

     (c) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

SECTION 4. Eligibility and Participation

     Each Non-Employee Director of the Corporation shall participate in the Plan.

SECTION 5. Common Stock Subject to Plan

     (a) The maximum number of shares of Common Stock that may be made subject to Stock Options granted pursuant to the Plan is 22,500, subject to the adjustments pursuant to Section 9. The Corporation shall reserve such number of shares of Common Stock for the purposes of the Plan, out of its authorized but unissued Common Stock or out of Common Stock held in the Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional shares of Common Stock shall be issued with respect to Stock Options granted under the Plan.

     (b) If any Stock Option in respect of shares of Common Stock expires or is canceled without having been fully exercised, the number of shares subject to such Stock Option but as to which such Stock Option was not exercised prior to its expiration or cancellation may again be available for the grant of Stock Options under the Plan.


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

SECTION 6. Grant of Stock Options

     (a) On the date upon which a Non-Employee Director is first appointed or elected a member of the Corporation's Board of Directors, he shall receive the grant of a Non-Qualified Stock Option to purchase 2,045 shares of Common Stock. Stock Options granted to Non-Employee Directors shall be immediately exercisable. All Stock Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     (b) The grant of any Stock Option shall be evidenced by a written agreement which shall state the number of shares of Common Stock that are subject to the Stock Option, the exercise price, the term of the Stock Option, and other terms, as the Committee may deem appropriate, that are not inconsistent with requirements of this Plan.

SECTION 7. Terms and Conditions

     (a) The purchase price of the shares of Common Stock subject to each Stock Option shall be 95% of the Fair Market Value of such Common Stock on the day such Stock Option is granted. All Stock Options shall have a term of five (5) years from the date of grant, subject to earlier termination pursuant to the terms set forth herein. (b) In the event a Non-Employee Director's membership on the Board ceases by reason of his Disability or death, all Stock Options then held and exercisable by such Non-Employee Director may be exercised by the Non-Employee Director or his executor or administrator at any time prior to the expiration of the stated term of such Stock Option, or within one (1) year following his cessation of Board membership, whichever period is shorter.


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     (c) In the event a Non-Employee Director's membership on the Board ceases for any reason other than death, Disability or as provided in Section 7(d) herein, all Stock Options then held and exercisable by such Non-Employee Director may be exercised at any time prior to the expiration of the stated term of such Stock Option, or within a period of three (3) months from the date of such cessation of Board membership, whichever period is shorter.

     (d) In the event an Non-Employee Director's membership on the Board ceases on or after he has attained age 70, any Stock Options then held and exercisable by such Non-Employee Director may be exercised at any time prior to the expiration of the term of the Stock Options or within three (3) years following his cessation of Board membership, whichever is shorter.

     (e) If an Non-Employee Director becomes an employee of the Corporation or any of its subsidiaries, the Non-Employee Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive future grants hereunder while an employee. If the Non-Employee Director's services as an employee terminates without his again becoming an Non-Employee Director, the provisions of this Section 7 shall apply as if such termination of employment were the termination of the Non-Employee Director's membership on the Board.

     (f) Except as otherwise provided in this Section 7, no Stock Option under the Plan shall be assignable or transferable by the Non-Employee Director, and any attempted disposition thereof shall be null and void and of no effect. Nothing in this Section 7 shall prevent transfers by will or by the applicable laws of descent and distribution. During the life of a Non-Employee Director, a Stock Option shall be exercisable only by such Non-Employee Director or the Non-Employee Director's appointed guardian or legal representative.


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

SECTION 8. Exercise of Option

     (a) Any Stock Option may be exercised in whole or in part at any time subsequent to such Stock Option becoming exercisable, during the term of such Stock Option; provided, however, that each partial exercise shall be for whole shares of Common Stock only.

     (b) Options may be exercised by written notice of exercise accompanied by payment of the exercise price in full for the purchased shares of Common Stock in cash or by certified or cashier's check payable to the Corporation, or, unless otherwise prohibited by the terms of the grant agreement, by surrender to the Corporation of shares of Stock already owned by the Non-Employee Director based on the Fair Market Value of the Stock on the date the Option is exercised;

     (c) In the event that the Stock Option or portion thereof shall be exercised pursuant to Section 7 by any person or persons other than the Non-Employee Director, appropriate proof of the right of such person or persons to exercise the Stock Option or portion thereof; and

     (d) Full payment to the Corporation of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Stock Option.

SECTION 9. Capital Adjustments and Corporate Reorganizations

     (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, split up, spin-off, combination, exchange of shares, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are increased or deceased or are exchanged for a different number or kind of shares or other securities of the Corporation,


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or (ii) additional shares or new or different shares or other securities of the
Corporation or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall automatically be made in (x) the maximum number and kind of shares of Common Stock reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to the outstanding Options under the Plan, and (z) the purchase price for each share of Common Stock subject to any then outstanding Options under the Plan, without changing the aggregate purchase price (except for any change resulting from rounding off of share quantities or price) as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 of the Act. No fractional shares will be issued under the Plan on account of any such adjustment.

     (b) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation (collectively an "Extraordinary Event"), the following rules shall apply: (i) holders of Options shall continue to have the right to exercise their unexercised but currently exercisable Options on or before the day before the date of consummation of the Extraordinary Event, (ii) if any Option holders shall not have exercised their Options on or before the date of such consummation and if, under the terms of the Extraordinary Event holders of the Common Stock of the Corporation will receive upon consummation thereof payment in cash, securities or other property (the "Event Payment") for each share surrendered in the Extraordinary Event (the "Event Price"), then an Event Payment


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equal to the difference between (A) the Event Price times the number of shares of Common Stock subject to each Non-Employee Director's outstanding Options (to the extent then exercisable at prices not in excess of the Event Price) and (B) the aggregate exercise price of all such outstanding Options shall be made to each Non-Employee Director in exchange for the termination of such Options,
(iii) notwithstanding the foregoing provisions of clause (ii), if the Extraordinary Event involves an exchange by the acquiring party solely of its voting securities in a reorganization pursuant to which holders of the Corporation's Common Stock will not recognize gain or loss on the exchange of such securities until such holders dispose of the new voting securities acquired in such exchange, then the acquiring party shall have the right to provide that such Options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation (or an affiliate thereof); provided that the Non-Employee Director shall not, as a result of such provision, be required to recognize gain or loss on the exchange of Options, (iv) in no event shall the operation of the foregoing provisions be permitted to cause the Non-Employee Director or the Plan to fail to comply with Rule 16b-3 of the Act, and (v) in the unlikely event any Options shall remain outstanding after giving effect to the foregoing provisions such Options shall terminate on the date the Extraordinary Event is consummated.

SECTION 10. General Provisions Applicable to Options

     (a) Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Act, any Common Stock acquired by a Non-Employee Director upon exercise of an Option may not be sold for six (6) months after the date


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of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act.

     (b) Upon the issuance of shares of Common Stock in respect of an Option exercised by a Non-Employee Director, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Non-Employee Director's federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Non-Employee Director.

SECTION 11. Other Provisions

     (a) The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey, to the extent such state laws are not preempted by any laws of the United States.

     (b) As used herein, the masculine gender shall include the feminine gender.

     (c) The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     (d) All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail,


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addressed to any Non-Employee Director at the address contained in the records of the Corporation, or to the Corporation at its principal office.

     (e) Nothing in this Plan or in any Stock Option granted hereunder shall confer upon any Non-Employee Director any right to continue to serve as a director of the Corporation or shall interfere with or restrict in any way the right, which right is hereby expressly reserved, to remove any Non-Employee Director as a director in accordance with the by-laws and certificate of incorporation of the Corporation and applicable law.

     (f) The obligation of the Corporation to sell or deliver shares of Common Stock with respect to Stock Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (g) The Plan is intended to comply with Rule 16b-3 promulgated under the Act and is further intended to be administered in the manner specified in paragraph (c)(2)(ii) of that Rule, and the Committee shall interpret and administer the provisions of the Plan or any Stock Option in a manner consistent therewith. Any provisions inconsistent with such Rule and paragraph shall be inoperative and shall not affect the validity of the Plan.

     (h) All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

     (i) The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation to establish, alter or terminate any other forms of incentives, benefits or


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compensation for directors of the Corporation, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on a director not participating in this Plan; or to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

     (j) Holders of Stock Options under the Plan shall have no rights as shareholders of the Corporation unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a properly exercised Stock Option.

     (k) The terms of the Plan shall be binding upon the Corporation, the Non-Employee Directors and their successors and assigns.

SECTION 12. Amendment or Termination of the Plan

     The Board may not terminate, suspend, amend or modify the Plan without approval by the Corporation's shareholders. The termination or any modification or amendment of the Plan shall not, without the consent of a Non-Employee Director, affect his rights under an Option previously granted to him. The Plan shall not be amended more than once every six months, other than to comport with changes in the Code.


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SECTION 13. Effective Date and Term of the Plan

     The Plan shall be effective on the date it is first approved by the Shareholders of the Corporation. Options may not be granted under the Plan after the tenth anniversary of its adoption, but then outstanding Options may extend beyond such date.


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